Exhibit 15.2

[Letterhead of WLR Consulting, Inc.]

CONSENT OF WLR CONSULTING, INC.

The undersigned, WLR Consulting, Inc., hereby states as follows:

Our firm prepared estimates of reserves and resources, and issued a technical report in May 2006 as updated in March 2007 (collectively, the "Technical Reports") concerning the Cerro San Pedro Mine, for Metallica Resources Inc. (the "Company"), portions of which are summarized under the caption "Item 4. Information on the Company – D. Property, Plant and Equipment – The Cerro San Pedro Project, Mexico" in this Annual Report on Form 20-F of the Company for the year ended December 31, 2007 (the "Form 20-F"), to be filed with the United States Securities and Exchange Commission.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-36154 (as amended by Post-Effective Amendment No. 1 thereto) and No. 333-148255) of the Company of the summary information concerning the Technical Reports, including the references to our firm included with such information, as set forth above in the Form 20-F.

WLR Consulting, Inc.

By: /s/ William L. Rose
Name: William L. Rose
Title: President
Date: March 25, 2008